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                                                                     EXHIBIT 5.1

                       [Letterhead of Fenwick & West LLP]

                                January 21, 2004

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555
Mountain View, CA 94043

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 No. 333-110444 (the "REGISTRATION STATEMENT") filed by Versant Corporation, a California corporation (the "COMPANY") with the Securities and Exchange Commission (the "COMMISSION") on or about January 21, 2004, as amended, in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the proposed offer and issuance by the Company, of an aggregate of approximately 15,416,707 shares of its Common Stock, no par value (the "STOCK") pursuant to the terms of that certain Agreement and Plan of Merger dated as of September 27, 2003 by and among the Company, Poet Holdings, Inc., a Delaware corporation and Puma Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company, as amended by that certain Amendment to Agreement and Plan of Merger dated as of January 20, 2004 (together the "MERGER AGREEMENT").

         In rendering this opinion, we have examined the following:

         (1) the Company's Amended and Restated Articles of Incorporation, as filed with the California Secretary of State on July 24, 1996;

         (2) the Company's Certificate of Determination for its Series A Preferred Stock, as filed with the California Secretary of State on July 13, 1999;

         (3) copies of Certificates of Amendment to the Company's Amended and Restated Articles of Incorporation as filed with the California Secretary of State on July 14, 1998 and August 5, 2003, respectively;

         (4) The form of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.5 to the Registration Statement, which is currently subject to the approval of the Company's shareholders and has not been filed with the California Secretary of State (the "Proposed Amended and Restated Articles");

         (5) the Company's currently effective Amended and Restated Bylaws, certified by the Company's Secretary on January 20, 2004;

         (6) the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

         (7) the prospectus prepared in connection with the Registration Statement, together with the annexes thereto (the "PROSPECTUS");

         (8) all actions, consents and minutes of meetings of, the Company's incorporator, Board of Directors and shareholders which are contained in the minute books of the Company in
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                  our possession, including the minutes of the meeting of the
                  Company's Board of Directors held on September 27, 2003 approving the Merger Agreement, the issuance of the Stock and the filing of the Registration Statement;

         (9) a representation from the Company dated as of the date of this letter confirming the total number of (i) all outstanding shares of its capital stock of each class and series as of the date of this letter, (ii) all issued and outstanding options, warrants and any other rights to purchase or acquire any shares of its capital stock as of the date of this letter and the total number of shares of its capital stock of each class and series that are potentially issuable upon the exercise, conversion or exchange of all such issued and outstanding options, warrants and rights, and (iii) all additional shares of capital stock that are, as of the date of this letter, reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans, agreements or rights that exist as of the date of this letter;

         (10) a verification from Mellon Investor Services, the Company's transfer agent, dated as of January 16, 2004 verifying the number of the Company's issued and outstanding shares of Common Stock, no par value as of January 15, 2004; and

         (11) a Management Certificate addressed to us and dated of even date herewith executed by the Company, containing factual and other representations including, but not limited to, the representations described in paragraph 9 above; and

         (12) oral telephonic inquiries on January 20, 2004 regarding the Company's status and good standing with the California Secretary of State and the California Franchise Tax Board.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies and the legal capacity of all persons or entities executing the same. We have also assumed that certificates or instruments representing the Stock have been, or when issued will be, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

         We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than,
(i) the existing laws of the United States of America and (ii) the existing laws of the state of California.

         In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration of Stock under the
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Securities Act pursuant to the Registration Statement will apply to all of the
Stock and will not have been modified or rescinded, that there will not have occurred any change in law affecting the validity or enforceability of the authorization and issuance of the Stock and that the Proposal Amended and Restated Articles will have been duly approved by the Company's shareholders, filed with the California Secretary of State and become effective.

         Based upon the foregoing, it is our opinion that the shares of Stock to be issued, sold and delivered by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

         This opinion is intended solely for your use in connection with the offer and issuance of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks only as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

                                                     Very truly yours,

                                                     FENWICK & WEST LLP